                                                   EXHIBIT 23.1

                             Consent of Independent Registered Public Accounting Firm

Audit Committee, Board of Directors and Stockholders
First M&F Corporation.
Kosciusko, Mississippi

We consent to the incorporation by reference in this Registration Statement of  First M&F Corporation on Form S-3
of our report, dated March 4, 2009, on our audit of the financial statements as of and for the year ended
December 31, 2008.  We also consent to the incorporation by reference of our report, dated March 4, 2009, on our audit of the internal control over financial reporting of First M&F Corporation as of December 31, 2008.  We also consent to the references to our firm under the caption "Experts."

                                                     /s/BKD, LLP

Jackson, Mississippi
March 19, 2009